Exhibit 99.1
FOR IMMEDIATE RELEASE

Procera Networks Announces Preliminary Fourth Quarter 2010
Revenue Results
Board approves ten for one reverse stock split

LOS GATOS, Calif., January 4, 2011 – Procera® Networks Inc. (NYSE Amex: PKT), the intelligent policy enforcement company, today announced preliminary revenue results for its 2010 fourth quarter ending December 31, 2010.  Based on preliminary financial results, the Company anticipates fourth quarter revenue to be in the range of $7.3 million to $7.6 million.  The Company also expects to be profitable for the fourth quarter of 2010 on a non-GAAP basis, which excludes stock based compensation expense.

Fourth Quarter 2010 Highlights

•	Fourth quarter bookings of approximately $9 million
•
Signed and received initial orders from two new Tier-1 service providers that include a major European telephone company serving 100 million customers and an Asian service provider serving more than 10 million subscribers

•	Received $1 million follow-on order from an existing Tier-1 customer
•	Generated over $1 million in initial orders through our OEM partner
•	Continued strong momentum in higher education with over 40 new customer wins reflecting further global expansion

James Brear, president and CEO of Procera Networks, Inc., commented, “We signed and received initial orders from a total of seven new Tier-1 service provider customers in 2010, which we expect to result in follow-on orders in 2011.  In addition, we are seeing higher revenue contributions from our OEM agreement and growth and global expansion of our higher education business.  We are excited about the continued momentum we have achieved and expect to further benefit from this progress in the coming year, positioning Procera to grow in 2011.”

Procera also announced today that its Board of Directors approved a reverse stock split of Procera Networks common stock whereby each outstanding 10 shares would be combined into one share of Common Stock. The Company expects to complete this reverse stock split within the next four weeks. At our 2010 Annual Meeting of Stockholders, stockholders overwhelmingly approved a series of alternate amendments to the Articles of Incorporation to effect, at the discretion of the Board, the reverse stock split of Procera Networks Common Stock.

The financial results and operating information included in this press release are preliminary and subject to change.  Procera is in the process of finalizing its financial results for the fourth quarter and year ended December 31, 2010, and the Company plans to report its final financial results in March 2011.

Safe Harbor Statement
This press release contains forward-looking statements of Procera Networks, Inc., including statements relating to expectations as to revenue and anticipated non-GAAP profitability for the fourth quarter of 2010, for revenue growth in 2011, the potential for new Tier 1 customers to become significant customers, and the expected demand for Procera Networks' products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to our ability to raise capital; the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-K filed for the year ended December 31, 2009 and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

About Procera Networks, Inc.
Procera Networks Inc. delivers Intelligent Policy Enforcement (IPE) solutions, leveraging advanced Deep Packet Inspection (DPI) technology. This enables carriers, services providers and higher education institutions to improve the quality and lifetime of their networks, better monetize their infrastructure investments, control hazards, and create attractive services for their users by making qualified business decisions based on granular user and traffic intelligence. Procera’s core product suite, the PacketLogic line of platforms, is an engine that drives the PCC (Policy and Charging Control) eco system, by enforcing advanced network and service policies. PacketLogic is deployed at more than 600 customers who value the unparalleled accuracy and high-end performance of the PacketLogic solution. Founded in 2002, Procera (NYSE AMEX: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com <http://www.proceranetworks.com>

Press Contact
Diana Loredo, Procera Networks, Inc. 1-408-890-7039, diana.loredo@proceranetworks.com

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

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Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com